Exhibit 3.1

December 5, 2017

AMENDED AND RESTATED BY-LAWS

OF

HELMERICH & PAYNE, INC.

BY-LAWS

OF

HELMERICH & PAYNE, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.                                           Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent shall be The Corporation Trust Company.

Section 2.                                           Other Offices.  The Corporation may also have offices at Tulsa, Oklahoma, and at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 1.                                           Place of Meetings.  Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.  Notwithstanding the above, the Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Delaware law.

Section 2.                                           Annual Meetings.  The annual meeting of stockholders for the election of Directors and any other business that may properly be brought before the meeting shall be held on such date and time as shall be designated from time to time by the Board of Directors.

Section 3.                                           Special Meetings.  Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of the meeting (or any supplement thereto).

Section 4.                                           Notice.  Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given, which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 5.                                           Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At such adjourned meeting at which a quorum shall be present, or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6.                                           Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the Corporation’s capital stock issued and outstanding, and entitled to vote thereat, present in person, by means of remote communications, if any, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, by means of remote communications, if any, or by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

Section 7.                                           Voting.

(a)                                 Unless provided by law, the Certificate of Incorporation or these By-Laws, the authorization of any action or the transaction of any business at any meeting of the stockholders at which a quorum is present (other than the election of Directors which shall be decided as provided in Section 7(b) of this Article II) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereat.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to one (1) vote for each share of capital stock having voting power and entitled to vote thereat.  Such votes may be cast in person or by proxy as provided in Section 8 of this Article II.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b)                                 Except as provided in Article III, Section 6, each Director shall be elected by the vote of the majority of votes cast with respect to the Director at any meeting of the stockholders at which a quorum is present; provided, however, that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees or proposed nominees exceeds the number of directors to be elected, the directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section 7(b), a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director. In any uncontested election of directors, any incumbent director nominee who does not receive the vote of the majority of  votes cast with respect to such director shall, within ten (10) days following the certification of the election results, tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Board committee responsible for director nominations, whether to accept or reject the resignation, or whether other action should be taken.

Section 8.                                           Proxies.  At any meeting of the stockholders, each stockholder entitled to vote may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)                                     A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)                                  A stockholder may authorize another person or persons to act for such stockholder as proxy by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9.                                           List of Stockholders Entitled to Vote.  A complete list of stockholders entitled to vote at a meeting of stockholders, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of meeting during the whole time of the meeting and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 10.                                    Determination of Record Date.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors shall fix a record in accordance with the procedures of this Section 10(b).  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  Within ten (10) days after receiving such a notice, the Board of Directors shall fix as a record date for such proposed action by written consent such date as the Board shall consider appropriate in the circumstances.

Section 11.                                    Nature of Business at Meetings of Stockholders; Director Nominations.

(a)                                 Only such business (other than nominations of persons for election to the Board of Directors, which may only be made in accordance with Section 11(b) of this Article II) may be transacted at an annual meeting of stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the stockholder meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the procedures set forth in this Section 11.

(b)                                 Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the procedures set forth in this Section 11, or (iii) in the case of an annual meeting, by any Eligible Stockholder (as defined in Section 14(d) of this Article II) who complies with the procedures set forth in Section 14 of this Article II.

(c)                                  Without limiting any other requirements imposed by law, the Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholder meeting pursuant to clause (ii) of Section 11(b) or clause (iii) of Section 11(a) of this Article II will be properly presented only if such stockholder has given timely written notice of such stockholder’s intent to make such nomination or proposal in proper form to the Secretary.  To be timely, such notice must be delivered or mailed to and received by the Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)                                 To be in proper form, such notice by the stockholder to the Corporation must set forth or be accompanied by the following (as applicable): (i) as to the stockholder giving the notice, and any beneficial owner on whose behalf the nomination or proposal is made,

(A) the name and address of such person, (B) (1) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates of such person, (2) the name of each nominee holder of all shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the Corporation (the information in this clause (B), the “Ownership Information”), (C) a description of all agreements, arrangements or understandings (whether written or oral) (1) between or among such person, or any affiliates of such person, and any proposed nominee or (2) between or among such person, or any affiliates of such person, and other person or persons (naming such other person or persons) in connection with or relating to the Corporation or the nomination or proposal, and (D) a description of any material interest of such person or any affiliates such person in the nomination or proposal, including any anticipated benefit therefrom to such person or any affiliates of such person; (ii) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person and (C) the Ownership Information; (iii) as to each other matter the stockholder proposes to bring before an annual meeting of stockholders, a brief description of the proposal (including the text of any resolutions proposed for consideration), and the reasons for conducting such business at the annual meeting; (iv) such other information regarding the stockholder giving the notice (and each beneficial owner on whose behalf the nomination or proposal is made), each proposal and each nominee as would be required to be to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors or with respect to the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (v) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder, or a qualified representative thereof, will appear in person at the meeting to present the nomination or other proposal specified in the notice; (vi) the consent of each nominee, if any, to being named as a nominee and to serving as a Director of the Corporation if elected; and (vii) as an appendix, the completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request) required pursuant to Article III, Section 2.

(e)                                  In addition to the information required or requested pursuant to Section 11(d) of this Article II or any other provision of these By-Laws, the Corporation may require any proposed nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors (collectively, the “Independence Standards”), (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a Director of the Corporation.

(f)                                   Any person providing any information to the Corporation pursuant to this Section 2 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or special meeting, and such update and supplement shall be delivered or mailed to and received by the Secretary not later than five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual or special meeting and the date notice of the record date is first publicly disclosed.

(g)                                  Except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of Section 11(b) of this Article II and any applicable procedures set forth in this Section 11 or Section 14 of this Article II, and no business shall be conducted at the annual meeting of stockholders except business properly brought before the annual meeting in accordance with the provisions of Section 11(a) of this Article II and any applicable procedures set forth in this Section 11.  If the chairman of the meeting determines that a nomination was not made or other business was not properly brought in accordance with such provisions and procedures, such nomination shall be disregarded or such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For the avoidance of doubt, if any nominee or the stockholder providing notice of a nomination or other business breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 11, as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the meeting, then such nomination shall be deemed not to have been made, or such business shall be deemed not to have been properly brought, in accordance with the procedures set forth in this Section 11.

Section 12.                                    Conduct of Meetings.  The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned.  The chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.  A resolution or motion shall be considered for vote only if all requirements under law, the Certificate of Incorporation, these By-Laws or otherwise for consideration of such a resolution or motion have been duly satisfied as determined by the chairman in his or her absolute discretion, from which there shall be no appeal.

Section 13.                                    Consent of Stockholders in Lieu of Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with to the extent permitted by law, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken and such written consents are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  A minute of any such corporate action consented to in writing by all the stockholders shall be inserted in the records of the Corporation as of the date such action was taken.  The minute shall state that such action was taken in lieu of an annual or a special meeting or other action required to be taken by the stockholders, and the written consent of all the stockholders shall either appear at the foot of such minute or be filed with the records of the Corporation with such minute.  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall request a record date in accordance with Section 10(b) hereof.

Section 14.                                    Proxy Access for Director Nominations.

(a)                                 Information to be Included in the Corporation’s Proxy Materials.  Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 14, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder pursuant to and in accordance with this Section 14 (a “Stockholder Nominee”).  For purposes of this Section 14, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to

Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 14(h) of this Article II).  For the avoidance of doubt, nothing in this Section 14 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 14.  Subject to the provisions of this Section 14, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)                                 Notice Period.  In addition to any other requirements imposed by law, the Certificate of Incorporation or these By-Laws, for a nomination to be made by an Eligible Stockholder pursuant to this Section 14, the Eligible Stockholder must have given timely written notice thereof (a “Notice of Proxy Access Nomination”) in proper form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 14.  To be timely, a Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 14.

(c)                                  Permitted Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 14(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 14 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 14, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 14 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (ii) of Section 11(b) of this Article II.

(d)                                 Eligible Stockholder.  An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 14(e) of this Article II) continuously throughout the three-year period preceding and including the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary in accordance with this Section 14 (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such number is given in any filing by the Corporation with the Securities and Exchange Commission prior to the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary in accordance with this Section 14 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 14.  A “Qualifying Fund Group” means two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 14 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)                                  Definition of Ownership.  For purposes of this Section 14, a stockholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares.  A stockholder’s Ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (I) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (II) will continue to hold such recalled shares through the date of the annual meeting or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f)                                   Form of Notice.  To be in proper form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i)                                     a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to Own the Required Shares for at least one year following the date of the annual meeting;

(ii)                                  one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(iii)                               a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)                              the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination made pursuant to clause (ii) of Section 11(b) of this Article II;

(v)                                 a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the

Stockholder Nominee(s) it is nominating pursuant to this Section 14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)                              an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 14 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any soliciting material relating to the meeting at which its

Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such soliciting material under Regulation 14A of the Exchange Act;

(vii)                           in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 14 (including withdrawal of the nomination); and

(viii)                        in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)                                  Additional Information.  In addition to the information required or requested pursuant to Section 14(f) of this Article II or any other provision of these By-Laws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 14 or to serve as a Director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h)                                 Supporting Statement.  For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominees.  Notwithstanding anything to the contrary contained in this Section 14, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)                                     Correction of Defects; Updates and Supplements.  In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect.  Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Corporation pursuant to this Section 14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and such update and supplement shall be delivered or mailed to and received by the Secretary not later than five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.  For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 14(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 14).

(j)                                    Stockholder Nominee Eligibility.  Notwithstanding anything to the contrary contained in this Section 14, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 14, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)                                 Invalid Nominations.  Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 14 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 14, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l)                                     Restrictions on Re-Nominations.  Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from, or becomes ineligible or unavailable for, election at the annual meeting, or (ii) does not receive at least twenty percent (20%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two (2) annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (ii) of Section 11(b) of this Article II.

(m)                             Exclusive Method.  This Section 14 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

DIRECTORS

Section 1.                                           Number and Election of Directors.  The number of Directors which shall constitute the entire Board of Directors shall consist of not less than three nor more than 15 Directors, the exact number of which shall from time to time be fixed by a majority of the entire Board of Directors.  If the number of Directors is increased, as provided above or otherwise pursuant to law, such increase shall be deemed to create vacancies to be filled as provided in Section 6.  A decrease in the number of Directors shall not affect the term of office of any Director then in office.  Beginning with the 2013 annual meeting of stockholders, Directors shall, except as provided in Section 7(b) of Article II, be elected by a majority of the votes cast at an annual meeting of stockholders and each Director so elected shall hold office until the next annual meeting of stockholders and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation or removal.  For avoidance of doubt, each Director whose term of office for which he or she was elected has not expired as of the 2013 annual meeting of stockholders shall continue to hold office until such time as his or her term has expired, or until such Director’s earlier death, resignation or removal.

Section 2.                                           Qualification.  No person shall be eligible to be nominated to be a Director who will have attained the age of 72 years on or before the annual meeting of stockholders at which he or she is to be elected nor shall any Director be eligible to be appointed by the Board of Directors to fill a vacancy if he or she has or shall have attained the age of 72 years at the time of appointment.  No Officer of the Corporation, other than a person who is or has been Chairman of the Board or President, shall become nor may remain a member of the Board of Directors after ceasing to be an officer.  Directors need not be stockholders.  The Board of Directors may by a resolution passed by a two-thirds vote of the entire Board of Directors waive the qualifications set forth in the first sentence of this Section 2 with respect to any director if the Board of Directors determines that such action is in the best interests of the Corporation.  In addition, to be eligible to be a nominee for election or re-election as a Director, a person must submit a completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request) that the nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a Director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all Directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s Directors.

Section 3.                                           Classes of Directors:  Declassification.

(a)                                 Until the 2015 annual meeting of stockholders, the Board of Directors shall be divided into three classes, which shall be known as the First Class, the Second Class and the Third Class.  Each class shall consist, as nearly as possible, of one-third the total number of Directors constituting the entire Board of Directors.  Until the 2013 annual meeting of stockholders, and except as otherwise provided for filling vacancies, the Directors of the Corporation shall be elected by class at the annual meeting of stockholders to serve for a three-year term and until their successors are duly elected and qualified.  Vacancies in any class that occur prior to the expiration of the then current term of such class if filled by the Board of Directors shall be filled for the remainder of the full term of such class.  If the number of Directors is changed, any increase or decrease of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director appointed to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors have the effect of removing or shortening the term of any incumbent Director.

(b)                                 Beginning with the 2013 annual meeting of stockholders, and except as otherwise provided for filling vacancies, successors to the class or classes of Directors whose term expires in that year will be elected at the annual meeting of stockholders to serve for a one-year term and until their successors are duly elected and qualified.  Beginning with the 2015 annual meeting of stockholders, the classification of the Board of Directors shall cease, and the Board of Directors will be elected at each annual meeting of stockholders to serve for a one-year term and until their successors are duly elected and qualified.  Subject to the rights of holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, (i) prior to the 2015 Annual Meeting of Stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, but only for cause and (ii) from and after the 2015 Annual Meeting of Stockholders, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director, with or without cause.

Section 4.                                           Meetings.  The Board of Directors may hold meetings and keep the books of the Corporation outside of Delaware at such places as the Board of Directors may from time to time determine.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary on no less than twenty-

four (24) hours notice to each Director, either personally, by mail (regular or express), facsimile transmission, e-mail or other means of electronic transmission or by any combination thereof.  Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.  Notice of the calling of any special meeting may be disseminated in any manner set forth above by the person calling the meeting or by the Secretary or any Assistant Secretary provided such notice indicates the person who has duly called the special meeting.  Notice shall state the time and place of the special meeting to be so held.  Except as otherwise specifically provided in these By-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting.

Section 5.                                           Quorum.  Except as otherwise provided by law, the Certificate of Incorporation, or by these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  Except as otherwise provided by the charter of any committee of the Board of Directors, one-third of the members of the committee shall constitute a quorum for the transaction of committee business.

Section 6.                                           Vacancies.  If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of Directors or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office for the unexpired term in respect to which such vacancy occurred and until his or her successor shall have been elected and qualified..

Section 7.                                 Duties and Powers.  The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 8.                                 Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report to the Board when required.

Section 9.                                 Compensation.  Directors, as such, may be paid a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at each committee meeting; a stated salary for service as a Director or a combination thereof.  Director compensation may be paid in cash or securities.  No such payment shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.                                 General.  The officers of the Corporation shall be chosen by the Board of Directors, who at any time, may elect a Chairman of the Board, a Chief Executive Officer, a

Chief Operating Officer, a President, one or more Vice-Presidents, a Secretary, and a Treasurer.  The Board of Directors may also designate any one or more Vice-Presidents, as Executive Vice-Presidents, Senior Vice-Presidents, Financial Vice-President or otherwise and may elect or appoint such additional officers, including Assistant Secretaries and Assistant Treasurers, and agents as the Board of Directors may deem advisable.  Any two or more offices may be held by the same person, except the offices of Chairman of the Board and Secretary and the offices of President and Secretary.  None of the officers of the Corporation, except the Chairman of the Board, need be a member of the Board of Directors.

Section 2.                                 Election.  The Board of Directors, at the meeting held before each annual meeting of stockholders, or as soon as conveniently possible, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The officers of the Corporation shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

Section 3.                                 Vacancies.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 4.                                 Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5.                                 Chairman of the Board.  Unless otherwise stated in these By-laws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.  Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.  He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.                                 Chief Executive Officer.  The Chief Executive Officer shall have general active management of the business of the Corporation, and in the absence of or upon the invitation of the Chairman of the Board, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.                                 Chief Operating Officer.  In the event that the Board of Directors shall have chosen a Chief Executive Officer, they may choose a Chief Operating Officer.  The Chief Operating Officer shall have general supervision over the ordinary details relating to the Corporation’s business; he or she shall always proceed, however, pursuant to the instructions of the Chief Executive Officer.  It shall be the duty of the Chief Operating Officer to report to the Chief Executive Officer daily the exact nature, extent, terms and conditions of all business, contracts and commitments; to render promptly such statements and reports touching upon the business of the Corporation in his charge as may be called for from time to time by the Chief Executive Officer or by the Board of Directors; and to perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.                                 President.  The President, in the absence or upon the invitation of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors.  The President shall have, subject to the authority of the Chairman of the Board and/or the Chief Executive Officer, general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors or as required by law, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties that are incident to the office of the President or as the Board of Directors may from time to time prescribe.

Section 9.                                 Vice-Presidents.  The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, or at his request, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 10.                          Secretary and Treasurer.  The Secretary and the Treasurer shall perform those duties that are incident to their offices, or as the Board of Directors may from time to time prescribe, or are assigned to them by the Certificate of Incorporation or these By-laws.

Section 11.                          Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Secretary.  The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform any other duties as may be assigned by the Board of Directors, Chairman of the Board, Chief Executive Officer, President, or the Treasurer.

Section 12.                          Other Officers.  Other officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors from time to time.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13.                          Absence or Disability.  In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any Director, or any other person whom it may select.

Section 14.                          Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, in that order, or in the event of their inability to act, the Vice-President designated by the Board of Directors to act in the absence of the Chairman of the Board, the Chief Executive Officer or the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present or represented by proxy.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V

STOCK

Section 1.                                 Certificates of Stock; Signatures.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered on the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by the stockholder.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.  Any or all of the signatures on a certificate may be a facsimile.

Section 2.                                 Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.  The Board of Directors need not act specifically upon the replacement of each lost or destroyed certificate, but may delegate to the officers of the Corporation the power to authorize, in writing, without further authority of the Board of Directors, the transfer agent of the Corporation to issue a new certificate or certificates of stock or uncertificated shares in replacement of certificates alleged to have been lost, stolen, or destroyed; provided, however, that no replacement certificates or uncertificated shares shall be issued unless there shall first have been furnished to the Corporation or its transfer agent satisfactory proof of such loss, theft, or destruction, and adequate protection to the Corporation and its transfer agent under an appropriate bond of indemnity under which they shall be named as obligee, and which bond shall be in an amount and form satisfactory to the officer of the Corporation issuing the written authorization.

Section 3.                                 Stock Transfers.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded on the books of the Corporation.

Section 4.                                 Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, and Delaware law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Delaware law).  Dividends may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

Section 5.                                 Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.                                 Record Owners.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1.                                 Corporate Seal.     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 2.                                 Checks, Drafts, Notes.  All checks or demands for money and notes of the Corporation shall be signed and/or countersigned by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.                                 Fiscal Year.  The fiscal year of the Corporation shall begin the first day of October in each year.

Section 4.                                 Notice and Waiver of Notice.

(a)                       Whenever notice is required by these By-laws to be given to any Director or stockholder, it shall not be construed to mean personal notice, and any notice so required shall be deemed to be sufficient if given in writing by any of the following means: (i) given by depositing in the mail with postage thereon prepaid, addressed to such Director or stockholder at such person’s address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing; (ii) given by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (iii) given by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; or (iv) given by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, and such notice shall be deemed to have been given upon the later of (A) such posting and (B) the giving of such separate notice.  Without limiting the manner by which notice may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Notice to Directors may be given personally.

(b)                       Any notice required to be given under these By-laws may be waived in writing, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein.  Consent in writing to any action by all of the stockholders pursuant to Article II, Section 13 shall be deemed a waiver by such stockholder of all notice in respect to such action.

Section 5.                                 Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article VI. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 5 of Article VI with respect to any current or future actions or claims.

ARTICLE VII

AMENDMENTS

Section 1.                                 Amendments of By-Laws.           These By-laws may be altered, amended or repealed (i) at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or (ii) by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting.